Exhibit 4.3

TECO FINANCE, INC.

Issuer

And

TECO ENERGY, INC.

Guarantor

To

THE BANK OF NEW YORK TRUST COMPANY, N.A.

Trustee

SECOND SUPPLEMENTAL INDENTURE

dated as of December 21, 2007

Supplementing the Indenture

dated as of December 21, 2007

$191,215,000

6.75% Notes Due 2015

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TABLE OF CONTENTS

(continued)

Page
EXHIBIT C	FORM OF SUPPLEMENTAL COMPANY ORDER

EXHIBIT D	FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH TRANSFERS PURSUANT TO REGULATION S

This Second Supplemental Indenture, dated as of December 21, 2007 is among TECO FINANCE, INC., a corporation duly organized and existing under the laws of the State of Florida (herein called the “Company”), having its principal executive offices at 702 N. Franklin Street, Tampa, Florida 33602, TECO ENERGY, INC., a corporation duly organized and existing under the laws of the State of Florida (herein called the “Guarantor”), having its principal executive offices at 702 N. Franklin Street, Tampa, Florida 33602, and THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee (herein called the “Trustee”), having its corporate trust office at 10161 Centurion Parkway, Jacksonville, Florida 32256.

WITNESSETH:

WHEREAS, the Company, the Guarantor and the Trustee entered into an Indenture, dated as of December 21, 2007, (the “Original Indenture”), pursuant to which one or more series of debt of the Company (the “Securities”) may be issued from time to time; and

WHEREAS, Section 2.01 of the Original Indenture permits the terms of any series of Securities to be established in an indenture supplemental to the Original Indenture; and

WHEREAS, Section 11.01(7) of the Original Indenture provides that a supplemental indenture may be entered into by the Company, the Guarantor and the Trustee without the consent of any Holders of the Securities to establish the form and terms of the Securities of any series; and

WHEREAS, the Company has requested the Trustee to join with it in the execution and delivery of this Second Supplemental Indenture in order to supplement and amend the Original Indenture by, among other things, establishing the form and terms of a series of Securities to be known as the Company’s “6.75% Notes Due 2015”; and

WHEREAS, the Company, the Guarantor and the Trustee desire to enter into this Second Supplemental Indenture for the purposes set forth in Sections 2.01 and 11.01 of the Original Indenture as referred to above; and

WHEREAS, the Company has furnished the Trustee with a Board Resolution authorizing the execution of this Second Supplemental Indenture; and

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WHEREAS, all things necessary to make this Second Supplemental Indenture a valid agreement of the Company, the Guarantor and the Trustee and a valid supplement to the Original Indenture have been done,

NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Notes to be issued hereunder by holders thereof, the Company, the Guarantor and the Trustee mutually covenant and agree, for the equal and proportionate benefit of the respective holders from time to time of the Notes, as follows:

ARTICLE ONE

Definitions and Other Provisions of General Application

Section 101. Definitions

All capitalized terms that are used herein and not otherwise defined herein shall have the meanings assigned to them in the Original Indenture. The Original Indenture together with this Second Supplemental Indenture are hereinafter sometimes collectively referred to as the “Indenture.” As used in this Second Supplemental Indenture, the following capitalized terms shall have the following respective meanings

As used in this Second Supplemental Indenture, the following terms shall have the following respective meanings:

“Additional Notes” means any additional Notes that may be issued from time to time pursuant to a “re-opening” of the series of Notes as contemplated by Section 201 of this Second Supplemental Indenture.

“Additional Payments” has the meaning given it in the Registration Rights Agreement.

“Business Day” means any day other than a Saturday or Sunday that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulations to close in the City of New York.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes; provided, however, that if the remaining term of the Notes to be redeemed is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Comparable Treasury Price” means (1) the average of five Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if an Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

“Consolidated Net Assets” means, for any period, the aggregate amount of assets (less reserves and other deductible items) after deducting current liabilities, excluding short-term debt and current maturities of long-term debt, as shown on the most recently available quarterly or annual consolidated balance sheet of the Guarantor and its Subsidiaries prepared in accordance with GAAP.

“Depositary” means The Depository Trust Company or its successor.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the issuance date of the Notes.

“Independent Investment Banker” means any of UBS Securities LLC, Citigroup Global Markets Inc. or Morgan Stanley & Co. Incorporated or any of their respective successors, as designated by the Company, or if all of those firms are unwilling or unable to serve as such, an independent investment and banking institution of national standing appointed by the Company.

“Initial Notes” has the meaning specified in Section 201.

“Interest Payment Date” means May 1 and November 1 of each year.

“Lien” means any lien, mortgage, pledge, security interest, conditional sale, title retention agreement or other charge or encumbrance of any kind.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto which is a nationally recognized statistical rating organization, or if such entity shall cease to rate the Notes or shall cease to exist and there shall be no such successor thereto, any other nationally recognized statistical rating organization selected by the Company which is acceptable to the trustee.

“Original Issue Date” means the date upon which the Notes are initially issued by the Company, such date to be set forth on the face of each Note.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision of any government.

“Principal Property” means any building, structure or other facility (together with the land on which it is erected and fixtures comprising a part thereof) used primarily for manufacturing, processing, research, warehousing or distribution owned or leased by the Guarantor and having a net book value in excess of 2% of Consolidated Net Assets.

“Private Placement Legend” means the legend initially set forth on the Initial Notes in the form set forth in Exhibit B-1.

“Record Date” means the fifteenth calendar day (whether or not a Business Day) immediately preceding the related Interest Payment Date. The Record Date shall constitute the Regular Record Date for purposes of the Original Indenture.

“Reference Treasury Dealer” means:

(i) UBS Securities LLC, Citigroup Global Markets Inc. and Morgan Stanley & Co. Incorporated, and each of their respective successors; provided that, if any such Reference Treasury Dealer ceases to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Company will substitute another Primary Treasury Dealer; and

(ii) up to two other Primary Treasury Dealers selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by an Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to an Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

“Registration Rights Agreement” means either (1) that certain Registration Rights Agreement dated as of December 21, 2007 by and between the Company and Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., or (2) with respect to any subsequent issuance of Additional Notes in a transaction exempt from the registration requirements of the Securities Act, the registration rights agreement, if any, entered into by the Company and the other parties thereto in connection with such issuance, or both, as the context shall require.

“Regulation S Legend” means the legend initially set forth on the Notes in the form set forth in Exhibit B-2.

“Restricted Security” means a Note that constitutes a “Restricted Security” within the meaning of Rule 144(a)(3) under the Securities Act; provided, however, that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Security.

“Rule 144A” means Rule 144A under the Securities Act.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Standard & Poor’s” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto which is a nationally recognized statistical rating organization, or if such entity shall cease to rate the Notes or shall cease to exist and there shall be no such successor thereto, any other nationally recognized statistical rating organization selected by the Company which is acceptable to the trustee.

“Subsidiary” means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Guarantor or by one or more other Subsidiaries, or by the Guarantor and one or more other Subsidiaries. For the purposes of this definition, “voting stock” means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

“Treasury Rate” means, as of any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity (computed as of the second business day immediately preceding that redemption date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date.

Section 102. Section References

Each reference to a particular section set forth in this Second Supplemental Indenture shall, unless the context otherwise requires, refer to this Second Supplemental Indenture.

ARTICLE TWO

Designation and Terms of the Notes

Section 201. Establishment of Series

There is hereby created a series of Securities to be known and designated as the “6.75% Notes Due 2015” (the “Initial Notes”), and, when and if issued pursuant to the Registration Rights Agreement, for Initial Notes, the “6.75% Notes due 2015” (such notes together with the Initial Notes, the “Notes”) which shall rank equally with each other and all other unsecured and unsubordinated indebtedness of the Company. For the purposes of the Original Indenture, the Notes shall constitute a single series of Securities.

Section 202. Variations in Terms of the Notes

Subject to the terms and conditions set forth in the Original Indenture and in this Second Supplemental Indenture, the terms of any particular Note may vary from the terms of any other Note as contemplated by Section 3.01 of the Original Indenture, and the terms for a particular Note will be set forth in such Note as delivered to the Trustee or an Authenticating Agent for authentication pursuant to Section 3.03 of the Original Indenture.

Section 203. Amount and Denominations; the Depositary

(a) The initial principal amount of Notes that may be issued under this Second Supplemental Indenture shall be $191,215,000. Additional Notes may be issued under this Second Supplemental Indenture in unlimited principal amounts as permitted by the Original Indenture. The authorized denominations of Notes shall be $1,000 or integral multiples of $1,000 in excess thereof.

(b) The Notes shall be issuable only in fully registered form, without coupons, and will initially be registered in the name of the Depositary or its nominee who is hereby designated as “U.S. Depositary” under the Original Indenture.

Section 204. Stated Maturity

The Stated Maturity of the principal amount of the Notes shall be May 1, 2015.

Section 205. Interest Rates and Interest Payment Dates

(a) Interest Rate. The Notes shall bear interest at the annual rate of 6.75% from the Original Issue Date to the date on which the principal shall become due on the Stated Maturity, and if such principal is not fully paid on the Stated Maturity, until such principal is paid in full. Interest on the Notes will be payable semi-annually on each Interest Payment Date, commencing on May 1, 2008. Such interest will be payable to the holder thereof as of the related Record Date.

(b) Computation of Interest. The amount of interest payable for any period will be computed on the basis of a year of 360 days consisting of twelve 30-day months. Except for the effect of any adjustment in the Interest Payment Date as provided in the following sentence, the amount of interest payable for any period shorter than a full six-month period for which interest is computed, will be computed on the basis of the actual number of days elapsed in such a 180-day period. If any Interest Payment Date would otherwise be a day that is not a Business Day, the payment required to be made on such Interest Payment Date will be postponed to the next succeeding Business Day, and no interest will accrue on such payment for the period from and after such Interest Payment Date to the date of such payment on the next succeeding Business Day, except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such Interest Payment Date.

Section 206. Form and Other Terms of the Notes

(a) Attached hereto as Exhibit A is the form of Note, which form is hereby established as the form in which the Notes may be issued and which shall be completed with the series designation, Stated Maturity, interest rate and CUSIP number applicable to the Notes upon such issuance. Each Initial Note and any Note constituting a Restricted Security shall also bear the legend set forth in Exhibit B-1. Notes offered and sold in offshore transactions in reliance on Regulation S under the Securities Act shall also bear the legend set forth in Exhibit B-2.

(b) Subject to (a) above, any Note may be issued in such other form as may be provided by, or not inconsistent with, the terms of the Original Indenture and this Second Supplemental Indenture.

Section 207. Authentication and Delivery

As provided in and pursuant to Section 3.03 of the Original Indenture, each time that the Company delivers Notes to the Trustee or Authenticating Agent for authentication after the initial issuance of Notes under this Indenture, the Company shall deliver a Supplemental Company Order in the form of Exhibit C to this Second Supplemental Indenture (which form shall be completed upon delivery with the series designation applicable to the Notes) for the authentication and delivery of such Notes and the Trustee or such Authenticating Agent shall authenticate and deliver such Notes.

Section 208. Redemption; No Sinking Fund

(a) The Notes are subject to redemption, in whole or in part, at any time, at the option of the Company, at a redemption price equal to the greater of:

(i) 100% of the principal amount of Notes then outstanding to be redeemed, or

(ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes then outstanding to be redeemed (not including any portion of such payments of interest accrued as of the redemption date) discounted to the redemption date on a semiannual basis (computed based on a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 50 basis points (0.50%), as calculated by an Independent Investment Banker, plus, in either of the above cases, accrued and unpaid interest thereon to the redemption date.

(b) The Company will mail a notice of redemption at least 30 days but no more than 60 days before the redemption date to each Holder of Notes to be redeemed. If the Company elects to partially redeem the Notes, the Trustee will select in a fair and appropriate manner the Notes to be redeemed.

(c) Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption.

(d) The Notes are not entitled to the benefit of any sinking fund or analogous provision.

ARTICLE THREE

Special Transfer Restrictions

Section 301. Representation by Purchases of Initial Notes.

Each purchaser of the Initial Notes will be deemed to have represented and agreed as follows (terms used in this Section 401 that are defined in Rule 144A are used herein as defined therein):

(i) The purchaser is either: (A) a qualified institutional buyer and is aware that the sale to it is being made in reliance on Rule 144A and such qualified institutional buyer is acquiring such securities for its own account or for the account of another qualified institutional buyer; or (B) it or such investor account is a foreign purchaser outside the United States.

(ii) The purchaser understands that the Initial Notes are being offered in a transaction not involving any public offering in the United States within the meaning of the Securities Act, that the Initial Notes have not been registered under the Securities Act and that (A) the Initial Notes may be offered, resold, pledged or otherwise transferred only (1)(a) to a Person who the seller reasonably believes is a qualified institutional buyer in a transaction meeting the requirements of Rule 144A, (b) in a transaction meeting the requirements of Rule 144 under the Securities Act, if available, (c) outside the United States to a foreign purchaser in a transaction meeting the requirements of Regulation S under the Securities Act, or (d) to an “accredited investor” within the meaning of Rule 501 (a) (1), (2), (3) or (7) under the Securities Act, or Institutional Accredited Investor, that is purchasing at least $100,000 of securities for its own account or for the account of an Institutional Accredited Investor (and based upon an opinion of counsel if the Company so requests), (2) to the Company or any of our Subsidiaries, or (3) under an effective registration statement and, in each case, in compliance with any applicable securities laws of any State of the United States or any other applicable jurisdiction and (B) the purchaser will, and each subsequent holder is required to, notify any later purchaser from it of the resale restrictions described in (A) above. If any resale or other transfer of any security is proposed to be made under clause (A)(1)(d) above while these transfer restrictions are in force then the transferor shall deliver a letter from the transferee to the Company and the Trustee, as the case may be, which shall provide, among other things, that the transferee is an Institutional Accredited Investor and that it is acquiring the Initial Notes for investment purposes and not for distribution in violation of the Securities Act.

(iii) The purchaser understands that the certificates evidencing the Initial Notes will, unless otherwise agreed by the Company and the Holders of the Initial Notes, bear a legend substantially to the effect set forth in clause (ii) above.

(iv) If it is a purchaser in a sale that occurs outside the United States within the meaning of Regulation S, it acknowledges that until the expiration of the “40-day distribution compliance period” within the meaning of Rule 903 of Regulation S, any offer or sale of the Initial Notes shall not be made by it to a U.S. Person or for the account or benefit of a U.S. Person within the meaning of Rule 902(k) of the Securities Act.

(v) The purchaser agrees that the Security Registrar is not required to register any proposed transfer of a Restricted Security to a Non-U.S. Person unless it receives a certificate substantially in the form of Exhibit D from the proposed transferor and such certifications, legal opinions and other information as the Trustee or the Company may reasonably request.

(vi) The purchaser acknowledges that the Trustee will not be required to accept for registration of transfer any Initial Notes acquired by it, except upon presentation of evidence satisfactory to the Company and the Trustee that the restrictions set forth herein have been complied with.

Section 302. Restriction on Transfer.

The Initial Notes may not be sold or transferred to, and each purchaser by its purchase of the Initial Notes shall be deemed to have represented and covenanted that it is not acquiring the Initial Notes for or on behalf of or with the assets of, and will not transfer the Initial Notes to, any employee benefit plan as defined in Section 3(3) of ERISA, except that such purchase for or on behalf or with the assets of an employee benefit plan shall be permitted:

(i) to the extent such purchase is made by or on behalf of a bank collective investment fund maintained by the purchaser in which no employee benefit plan (together with any other plans maintained by the same employer or employee organization) has an interest in excess of ten percent of the total assets in such collective investment fund, and the conditions of Section III of Prohibited Transaction Class Exemption 91-38 issued by the Department of Labor are satisfied;

(ii) to the extent such purchase is made by or on behalf of an insurance company pooled separate account maintained by the purchaser in which, at any time while the Notes are outstanding, no employee benefit plan (together with any other plans maintained by the same employer or employee organization) has an interest in excess of ten percent of the total of all assets in such pooled separate account, and the conditions of Section III of Prohibited Transaction Class Exemption 90-1 issued by the Department of Labor are satisfied;

(iii) to the extent such purchase is made on behalf of or with the assets of an employee benefit plan by (A) an investment adviser registered under the Investment Advisers Act of 1940, as amended (the “1940 Act”), that had as of the last day of its most recent fiscal year total client assets under its management and control in excess of $50,000,000 and had stockholders’ or partners’ equity in excess of $750,000, as shown in its most recent balance sheet prepared in accordance with generally accepted accounting principles, or (B) a bank as defined in Section 202(a)(2)of the 1940 Act that has the power to manage, acquire or dispose of assets of the plan and which bank has equity capital in excess of $1,000,000 as of the last day of its most recent fiscal year, or (C) an insurance company which is qualified under the laws of more than one state to manage, acquire or dispose of any assets of a pension or welfare plan, which insurance company has as of the last day of its most recent fiscal year, net worth in excess of $1,000,000 and which is subject to supervision and examination by a state authority having supervision over insurance companies, and, in any case, such investment adviser, bank, or insurance company is otherwise a qualified professional asset manager (“QPAM”), as such term is used in Prohibited Transaction Class Exemption 84-14 issued by the Department of Labor, and the assets of such plan when combined with the assets of other plans established or maintained by the same employer (or affiliate thereof) or employee organization and managed by the QPAM, do not represent more than 20% of the total client assets managed by the QPAM at the time of the transaction, and the other applicable conditions of such exemption are otherwise satisfied;

(iv) to the extent such plan is a governmental plan (as defined in Section 3(32) of ERISA), a church plan (as defined in Section 3(33) of ERISA), a foreign benefit plan, or other plan which is not subject to the provisions of Title I of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”);

(v) to the extent such purchase is made by or on behalf of an insurance company using the assets of its general account, the reserves and liabilities for the general account contracts held by or on behalf of any plan, together with any other plans maintained by the same employer (or its affiliates) or employee organization, do not exceed ten percent of the total reserves and liabilities of the insurance company general account (exclusive of separate account liabilities), plus surplus as set forth in the National Association of Insurance Commissioners Annual Statement filed with the state of domicile of the insurer, in accordance with Prohibited Transaction Class Exemption 95-60, and the conditions of Sections I and IV of such exemption are otherwise satisfied;

(vi) to the extent such purchase is made by an in-house asset manager within the meaning of Part IV(a) of Prohibited Transaction Class Exemption 96-23, such manager has made or properly authorized the decision for such plan to purchase Notes, under circumstances such that Prohibited Transaction Class Exemption 96-23 is applicable and satisfied with respect to the purchase and holding of such Notes; or

(vii) to the extent such purchase will not otherwise give rise to a transaction described in Section 406 of ERISA or Section 4975(c)(1) of the Code for which a statutory or administrative exemption is unavailable.

Section 303. Reports by the Guarantor

So long as any of the Notes are Restricted Securities, the Guarantor will, during any period in which it is not subject to Sections 13 or 15(d) of the Exchange Act or it is not exempt from such reporting requirements pursuant to and in compliance with Rule 12g3-2(b) under the Exchange Act, provide to each Holder of Notes and to each prospective purchaser (as designated by such Holder) of Notes, upon the request of such Holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Securities Act.

ARTICLE FOUR

Limitation on Certain Liens

As long as any of the Notes are outstanding, if the Guarantor shall incur, issue, assume or guarantee any indebtedness for borrowed money represented by notes, bonds, debentures or other similar evidences of indebtedness, secured by a Lien on any Principal Property or on any capital stock or indebtedness of any Subsidiary of the Guarantor held directly by the Guarantor, the Guarantor shall secure the Notes equally and ratably with (or prior to) such indebtedness, so long as such indebtedness shall be so secured. This restriction will not apply to, and there shall be excluded in computing secured indebtedness for the purpose of such restriction, indebtedness secured by (a) Liens on shares of stock or debt of any corporation existing at the time such corporation becomes a Subsidiary, (b) Liens in favor of any Subsidiary, (c) Liens on property, shares of stock or debt existing at the time of acquisition thereof (including acquisition through merger or consolidation), purchase money mortgages and construction cost mortgages existing at or incurred within 180 days of the time of acquisition thereof, (d) Liens existing on the first date on which any Notes are authenticated by the Trustee, (e) Liens under one or more credit facilities for indebtedness in an aggregate principal amount not to exceed 3% of Consolidated Net Assets at any time outstanding, and (f) any extension, renewal or replacement of any debt secured by any Liens referred to in the foregoing clauses (a) through (e), inclusive.

ARTICLE FIVE

Additional Event of Default

As contemplated by Section 8.01(8) of the Original Indenture, the following event, in addition to those set forth in Section 8.01 of the Original Indenture, shall constitute an Event of Default with respect to the Notes for all purposes of the Indenture:

The Company fails to pay any Additional Payments on the Notes when any of such Additional Payments become due and payable, and continuance of such default for a period of 30 days.

ARTICLE SIX

Miscellaneous

Section 601. Effect On Original Indenture

The Second Supplemental Indenture is a supplement to the Original Indenture. As supplemented by this Second Supplemental Indenture, the Original Indenture is in all respects ratified, approved and confirmed, and the Original Indenture and this Second Supplemental Indenture shall together constitute one and the same instrument.

Section 602. Counterparts

This Second Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

Section 603. Recitals and Issuance of Notes

The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture. The Trustee shall not be accountable for the use or application by the Company of the Notes or the proceeds thereof.

Section 604. Governing Law

This Second Supplemental Indenture shall be governed by and construed in accordance with the laws of the jurisdiction that govern the Original Indenture and its construction.

[The balance of this page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the date and year first written above.

TECO FINANCE, INC.

By:	/s/ Sandra W. Callahan
Name:	Sandra W. Callahan
Title:	Vice President, Treasurer and Assistant Secretary

TECO ENERGY, INC.

By:	/s/ Sandra W. Callahan
Name:	Sandra W. Callahan
Title:	Vice President – Treasury and Risk Management (Treasurer and Chief Financial Officer) and Assistant Secretary

THE BANK OF NEW YORK TRUST COMPANY, N.A., AS TRUSTEE

By:	/s/ Geraldine Creswell
Name:	Geraldine Creswell
Title:	Assistant Treasurer

EXHIBIT A

FORM OF NOTE

CUSIP NO.:	PRINCIPAL AMOUNT: $
REGISTERED NO.

TECO FINANCE, INC.

6.75% Notes Due 2015

☒	Check this box if the Note is a Global Note.

Applicable if the Note is a Global Note:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NOMINEE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, OR ANY SUCCESSOR DEPOSITARY (“DEPOSITARY”), AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY.

ORIGINAL ISSUE DATE:

December 21, 2007

ISSUE PRICE: 100% (as a

percentage of principal amount)

STATED MATURITY:

May 1, 2015

INTEREST RATE: 6.75% per annum.

INTEREST PAYMENT DATES:

May 1 and November 1 of each year, commencing May 1, 2008.

SPECIFIED CURRENCY: U.S. dollars

AUTHORIZED

DENOMINATIONS: N/A (Only applicable if specified currency is other than U.S. dollars.)

SINKING FUND: None

YIELD TO MATURITY: N/A

REDEMPTION: Redeemable in whole or in part, at the Company’s option, from time to time at the Redemption Price described on the reverse of this Note.

DEPOSITARY: The Depository Trust Company, or any successor depositary.

TECO FINANCE, INC., a corporation duly organized and existing under the laws of the State of Florida (herein called the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum set forth on the face of this Note on the Stated Maturity, upon the presentation and surrender hereof at the principal corporate trust office of The Bank of New York Trust Company, N.A., or its successor in trust (the “Trustee”) or such other office as the Trustee has designated in writing, and to pay interest on the unpaid principal balance hereof at a rate per annum (computed based on a 360-day year consisting of twelve 30-day months) equal to the Interest Rate set forth on the face of this Note for the period from the Original Issue Date to, but excluding, the Stated Maturity.

Interest will be payable on the Interest Payment Dates to the Person in whose name this Note is registered at the close of business on the related Record Date, which is the fifteenth calendar day (whether or not a Business Day) immediately preceding the related Interest Payment Date. In each case, payments shall be made in accordance with the provisions hereof, until the principal hereof is paid or duly made available for payment.

Payment of the principal of (and premium, if any) and any such interest on this Note shall be made in immediately available funds at the office or agency of the Company maintained for that purpose in the City of New York in the State of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

TECO Energy, Inc. a corporation duly organized and existing under the laws of the State of Florida (herein called the “Guarantor”), has fully and unconditionally guaranteed the payment of principal, premium, if any, and interest on this Note.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

2

IN WITNESS WHEREOF, TECO FINANCE, INC. has caused this instrument to be duly executed.

Dated:                     , 20

TRUSTEE’S CERTIFICATE OF AUTHENTICATION	TECO FINANCE, INC.

This is one of the series designated therein referred to in the within-mentioned Indenture.	By:
Name:
Title:

THE BANK OF NEW YORK TRUST COMPANY N.A.,
as Authenticating Agent for the Trustee

By:
Authorized signatory

Note Signature Page

(REVERSE OF NOTE)

TECO FINANCE, INC.

6.75% Notes Due 2015

This Note is one of a duly authorized series of securities of the Company (herein called the “Notes”), issued and to be issued under an Indenture dated as of December 21, 2007, as supplemented by the Second Supplemental Indenture, dated as of December 21, 2007 (as such has been or shall be amended or supplemented, the “Indenture”), among the Company, TECO Energy, Inc. (the “Guarantor”) and The Bank of New York Trust Company, N.A., as trustee (the “Trustee”, which term includes any successor Trustee under the Indenture), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the securities of the series designated on the face hereof.

DEFINITIONS

The following terms, as used herein, have the following meanings unless the context or use clearly indicates another or different meaning or intent:

“Business Day” shall mean any day other than a Saturday or Sunday that is neither a legal holiday nor a day on which banking institutions are authorized or obligated by law or executive order to close in the City of New York.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes; provided, however, that if the remaining term of the Notes to be redeemed is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Comparable Treasury Price” means (1) the average of five Reference Treasury Dealer Quotations for the Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if an Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

“Depositary” shall mean The Depository Trust Company or any successor depositary.

“Independent Investment Banker” means any of UBS Securities LLC, Citigroup Global Markets Inc. or Morgan Stanley & Co. Incorporated or any of their respective successors, as designated by the Company, or if all of those firms are unwilling or unable to serve as such, an independent investment and banking institution of national standing appointed by the Company.

“Interest Payment Date” shall mean the date on which interest on this Note is paid, which date(s) are set forth on the face of this Note.

“Reference Treasury Dealer” means:

(i) UBS Securities LLC, Citigroup Global Markets Inc. and Morgan Stanley & Co. Incorporated, and each of their respective successors; provided that, if any such Reference Treasury Dealer ceases to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Company will substitute another Primary Treasury Dealer; and

(ii) up to two other Primary Treasury Dealers selected by the Company

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by an Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to an Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

“Treasury Rate” means, as of any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity (computed as of the second business day immediately preceding that redemption date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date.

INTEREST RATE

This Note will bear interest at the rate per annum (computed based on a 360-day year consisting of twelve 30-day months) identified on the face of this Note. Except for the effect of any adjustment in the Interest Payment Date as provided in the following sentence, the amount of interest payable for any period shorter than a full six-month period for which interest is computed, will be computed on the basis of the actual number of days elapsed in such a 180-day period. If any Interest Payment Date would otherwise be a day that is not a Business Day, the payment required to be made on such Interest Payment Date will be postponed to the next succeeding Business Day, and no interest will accrue on such payment for the period from and after such Interest Payment Date to the date of such payment on the next succeeding Business Day, except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such Interest Payment Date.

OPTIONAL REDEMPTION

The Notes are subject to redemption, in whole or in part, at any time, and at the option of the Company, at a redemption price equal to the greater of:

(i)	100% of the principal amount of the Notes then outstanding to be redeemed, or

(ii)	the sum of the present values of the remaining scheduled payments of principal and interest on the Notes then outstanding to be redeemed (not including any portion of such payments of interest accrued as of the Redemption Date) discounted to the Redemption Date on a semiannual basis (computed based on a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 50 basis points (0.50%), as calculated by an Independent Investment Banker, plus, in either of the above cases, accrued and unpaid interest thereon to the Redemption Date (the “Redemption Price”).

The Company will mail a notice of redemption at least 30 days but no more than 60 days before the Redemption Date to each Holder of the Notes to be redeemed. If the Company elects to partially redeem the Notes, the Trustee will select in a fair and appropriate manner the Notes to be redeemed.

Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date, interest will cease to accrue on the Notes or portions thereof called for redemption.

The Notes are not entitled to the benefit of any sinking fund or analogous provision.

TRANSFER OR EXCHANGE

As provided in the Indenture and subject to certain limitations herein and therein set forth, the transfer of this Note is registerable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes are issuable only in registered form without coupons and, except for such Notes issued in book-entry form, only in denominations of $1,000 and any integral multiple of $1,000. As provided in the Indenture and subject to certain limitations herein and therein set forth, this Note is exchangeable for a like aggregate principal amount of Notes of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company or the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

OTHER PROVISIONS

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected and of the Holders of 66 2/3% in principal amount of the Securities at the time Outstanding of all series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. To the extent permitted by law, any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

This Note shall be governed by and construed in accordance with the laws of The State of New York.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM				as tenants in common
TEN ENT				as tenants by the entireties
JT TEN				as joint tenants with right of survivorship and not as tenants in common
UNIF GIFT MIN ACT—		CUSTODIAN		under Uniform Gifts to Minors Act
	(Custodian)		(Minor)

(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please Insert Social Security or

Other Identifying Number of Assignee

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

the within Security of TECO FINANCE, INC. and does hereby irrevocably constitute and appoint                                                                attorney to transfer said Security on the books of the Company, with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.

EXHIBIT B-1

LEGEND FOR INITIAL NOTES

THE SECURITY (OR ITS PREDECESSOR) EVIDENCED BY THIS CERTIFICATE WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE U.S. SECURITIES ACT OF 1933, AND THE SECURITY EVIDENCED BY THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF REGISTRATION OR AN APPLICABLE EXEMPTION FROM THE SECURITIES ACT. EACH PURCHASER OF THE SECURITY EVIDENCED BY THIS CERTIFICATE (1) BY ITS ACQUISITION OF THE SECURITY REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THE SECURITY EVIDENCED BY THIS CERTIFICATE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, AND (2) UNDERSTANDS THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A OR ANOTHER EXEMPTION UNDER THE SECURITIES ACT. THE HOLDER OF THE SECURITY EVIDENCED BY THIS CERTIFICATE AGREES FOR THE BENEFIT OF THE ISSUER AND THE GUARANTORS THAT (X) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1)(A) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (B) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, IF AVAILABLE, (C) OUTSIDE THE UNITED STATES TO A PERSON THAT IS NOT A U.S. PERSON (AS DEFINED IN RULE 902 UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF REGULATION S UNDER THE SECURITIES ACT, (D) TO AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3), OR (7) UNDER THE SECURITIES ACT (AN “INSTITUTIONAL ACCREDITED INVESTOR”) THAT IS PURCHASING AT LEAST $100,000 OF SECURITIES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF AN INSTITUTIONAL ACCREDITED INVESTOR (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS), (2) TO THE ISSUER OR ANY OF ITS SUBSIDIARIES OR (3) UNDER AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN COMPLIANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (Y) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED BY THIS CERTIFICATE OF THE RESALE RESTRICTIONS DESCRIBED IN (X) ABOVE. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY OR IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE ISSUER (1) A LETTER FROM THE TRANSFEREE WHICH SHALL PROVIDE, AMONG

OTHER THINGS, THAT THE TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR AND THAT IT IS ACQUIRING THE SECURITIES FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, AND (2) SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

EXHIBIT B-2

REGULATION S LEGEND

THIS GLOBAL NOTE IS A GLOBAL NOTE FOR PURPOSES OF REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NEITHER THIS GLOBAL NOTE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD OR DELIVERED, EXCEPT AS PERMITTED UNDER THE INDENTURE REFERRED TO BELOW.

NO BENEFICIAL OWNER OF THIS GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE INDENTURE.

EXHIBIT C

FORM OF SUPPLEMENTAL COMPANY ORDER

TECO FINANCE, INC.

6.75% NOTES DUE 2015

SUPPLEMENTAL COMPANY ORDER

Pursuant to Section 207 of the Second Supplemental Indenture, dated as of December 21, 2007, to the Indenture, dated as of December 21, 2007, as amended, you are instructed to prepare and authenticate a Note, of the series identified above, in the principal amount of $                    . [The Note is being delivered in exchange for issued and outstanding Notes of the series identified above.]

IN WITNESS WHEREOF, I have hereunto set my hand this              day of                     ,         .

TECO FINANCE, INC.

By:
Name:
Title:

EXHIBIT D

FORM OF CERTIFICATE TO BE DELIVERED

IN CONNECTION WITH TRANSFERS

PURSUANT TO REGULATION S

[Date]

The Bank of New York Trust Company, N.A.

[Address]

Fax:

Attention: Corporate Trust Department

Re:	TECO Finance, Inc. (the “Company”) 6.75% Notes due 2015 (the “Notes”)

Ladies and Gentlemen:

In connection with our proposed sale of $[    ] aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:

(1) the offer of the Notes was not made to a person in the United States;

(2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither we nor any person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;

(3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

(4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

(5) we have advised the transferee of the transfer restrictions applicable to the Notes.

You, as Trustee, the Company, counsel for the Company and others are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,
[Name of Transferor]

By:
Authorized Signatory